Exhibit 99.1

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of December 31, 2002, information with respect to shares beneficially owned by (i) each person who is known by us to be the beneficial owner of more than five percent of our outstanding shares of common stock, (ii) each of our directors, (iii) each of our executive officers required to be listed pursuant to Item 402 of Regulation S-K, and (iv) all current directors and executive officers as a group. The share numbers reflect a 1 for 32 reverse stock split which was effected on December 31, 2002. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

Shares Beneficially Owned

	Common Stock+

	Number of Shares	Percentage of Total After the Combination, the Financing and the Senior Note Exchange

Name of Beneficial Owner

Peter F. Van Camp(1) 2450 Bayshore Parkway Mountain View, CA 94043	142,604	1.36%

Albert M. Avery, IV(2) 2450 Bayshore Parkway Mountain View, CA 94043	83,680	*

Stephen Poy Eng 51 Cuppage Road #10-11/17 StarHub Centre Singapore 229469	0	—

Harry F. Hopper III (3) 201 North Union Street, Suite 300 Alexandria, Virginia 22314	498,014	4.83%

Lee Theng Kiat(4) 51 Cuppage Road #10-11/17 StarHub Centre Singapore 229469	0	—

Philip J. Koen(5) 2450 Bayshore Parkway Mountain View, CA 94043	52,880	*

Jean F.H.P. Mandeville(6) 51 Cuppage Road #10-11/17 StarHub Centre Singapore 229469	0	—

Andrew S. Rachleff(7) 2480 Sand Hill Road, Suite 200 Menlo Park, CA 94025	271,429	2.63%

Michelangelo Volpi(8) 170 West Tasman Drive San Jose, CA 95134	0	—

Scott Kriens(9) 1194 North Mathilda Avenue Sunnyvale, CA 94089-1206	938	*

Marjorie S. Backaus(10) 2450 Bayshore Parkway Mountain View, CA 94043	25,672	*

Peter T. Ferris(11) 2450 Bayshore Parkway Mountain View, CA 94043	27,547	*

Entities affiliated with STT Communications Ltd.(12) 51 Cuppage Road #10-11/17 Starhub Centre Singapore 229469	4,596,495	40.00%

Entities affiliated with Goldman Sachs (13) 85 Broad Street New York, NY 10004	1,042,799	10.11%

All current directors and executive officers as a group (15 persons)(14)	1,140,540	10.81%

*	Less than 1%.
+	Includes outstanding shares of Series A Convertible Preferred Stock on an as-converted to common stock basis.
(1)	Includes 136,354 shares subject to options that are exercisable within 60 days of December 31, 2002.
(2)	Includes 3,964 shares subject to options that are exercisable within 60 days of December 31, 2002.
(3)
Represents 310,824 shares of common stock held by Columbia PIXC Partners III, L.L.C., 96,166 shares of common stock held by Columbia PIXC Partners, L.L.C., and 91,024 shares of common stock held by Columbia Capital Equity Partners (QP) L.P. Mr. Hopper is a managing member of Columbia PIXC Partners III, L.L.C. and Columbia PIXC Partners III, L.L.C. Mr. Hopper may be deemed to share voting and investment power with respect to all shares owned by Columbia Capital entities.

(4)
Mr. Kiat is President of Singapore Technologies Telemedia Pte. Ltd., which may be deemed to beneficially own 4,596,495 shares which are beneficially owned by STT Communications Ltd., a subsidiary of Singapore Technologies Telemedia Ptc. Ltd., as set forth in footnote 12.

(5)
Includes 32,122 shares subject to options that are exercisable within 60 days of December 31, 2002. Also includes 468 shares held as custodian for children; Mr. Koen disclaims beneficial ownership of these shares.

(6)
Mr. Mandeville is Chief Financial Officer of Singapore Technologies Telemedia Pte. Ltd., which may be deemed to beneficially own 4,596,495 shares which are beneficially owned by STT Communications Ltd., a subsidiary of Singapore Technologies Telemedia Ptc. Ltd., as set forth in footnote 12.

(7)
Represents 266,718 shares of common stock held by Benchmark Capital Partners II, L.P., as nominee for Benchmark Capital Partners II, L.P., Benchmark Founders’ Fund II, L.P., Benchmark Founders’ Fund II-A, L.P. and Benchmark Members’ Fund II, L.P., and 3,578 shares of common stock held by Benchmark Capital Partners IV, L.P., as nominee for Benchmark Capital Partners, IV, L.P., Benchmark Founders’ Fund IV, L.P., Benchmark Founders’ Fund IV-A, L.P. and related individuals. Mr. Rachleff is a managing member of Benchmark Capital Management Co. II, LLC, the general partner of Benchmark Capital Partners, II, L.P., Benchmark Founders’ Fund II, L.P. Benchmark Founders’ Fund II-A, L.P. and Benchmark Members’ Fund II, L.P. Mr. Rachleff is also a managing member of Benchmark Capital Management Co., IV, LLC, the general partner of Benchmark Capital Partners, IV, L.P., Benchmark Founders’ Fund IV, L .P. and Benchmark Founders’ Fund IV-A, L.P. In addition, includes 195 shares of common stock and 938 shares subject to options that are exercisable within 60 days of December 31, 2002.

(8)	Mr. Volpi is senior vice president of Cisco Systems, Inc., which beneficially holds 212,217 shares of common stock.

(9)	Includes 938 shares subject to options that are exercisable within 60 days of December 31, 2002.
(10)	Includes 22,079 shares subject to options that are exercisable within 60 days of December 31, 2002.
(11)	Includes 11,532 shares subject to options that are exercisable within 60 days of December 31, 2002.
(12)
Includes 1,084,686 shares of common stock beneficially owned by i-STT Investments Pte. Ltd., (“i-STTI”) a wholly-owned subsidiary of STT Communications Ltd., and 1,868,667 shares of common stock that may be acquired upon conversion of the Series A Convertible Preferred Stock (“Series A Preferred Stock”) owned by i-STTI. Also includes 1,643,142 shares that may be acquired within 60 days of December 31, 2002 upon conversion of Series A-1 Convertible Secured Notes (the “Notes”) or upon the exercise of Series A-1 Preferred Stock Warrants (the “Warrants”) owned of record by i-STTI. As more fully described in our definitive proxy statement filed with the Securities and Exchange Commission on December 12, 2002 and subject to the qualifications described therein, until December 31, 2004, STT and its affiliates may not convert the Notes or exercise the Warrants for shares of our voting stock if such conversion or exercise would cause STT, when combined with shares beneficially held by its affiliates, to beneficially hold more than 40% of our outstanding voting stock. Accordingly, the Notes and Warrants are convertible into or exercisable for shares of common stock or Series A Preferred Stock only to the extent that such exchange will not cause STT or its affiliates to exceed the 40% threshold. If such conversion or exercise would cause STT or its affiliates to exceed the 40% threshold, the Notes and Warrants become convertible or exercisable for shares of non-voting Series A-1 Preferred Stock.

(13)
Represents 287,500 shares held by GS Capital Partners 2000, L.P., 104,466 shares held by GS Capital Partners 2000 Offshore, L.P., 12,017 shares held by GS Capital Partners 2000 GmbH & Co. Beteiligungs KG, 91,347 shares held by GS Capital Partners 2000 Employee Fund, L.P., 26,070 shares held by Stone Street Fund 2000, L.P., 147,688 shares held by GS Special Opportunities (Asia) Fund, L.P., 107,688 shares held by GS Special Opportunities (Asia) Offshore Fund, L.P., 173,943 shares held by Whitehall Street Real Estate Limited Partnership XIII, 60,687 shares held by Whitehall Parallel Real Estate Limited Partnership XIII, 5,343 shares held by Stone Street Asia Fund, L.P. and 26,070 shares held by Stone Street Real Estate Fund 2000, L.P

(14)	Includes the shares described in Notes 1 through 11, plus shares held by or subject to options exercisable within 60 days of December 31, 2002 held by executive officers not named above.